Exhibit 3.12

Adopted 11.15.2012

BYLAWS

OF

KPHO BROADCASTING CORPORATION

(an Arizona for-profit corporation)

(hereinafter referred to as the “Corporation”)

ARTICLE I

PRINCIPAL OFFICE

The location of the principal office of the Corporation in the State of Arizona will be identified in the Corporation’s annual report filed with the Arizona Corporations Commission.

ARTICLE II

STATUTORY OFFICE AND AGENT

The statutory agent and office of the Corporation are set forth in the Articles of Incorporation. The statutory agent or statutory office, or both, may be changed by resolution of the Board of Directors.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the date and at such place as the Board of Directors shall each year fix, or at such other place, time and date as the Board of Directors shall fix, which date shall be within the earlier of the first six (6) months after the end of the Corporation’s fiscal year or fifteen (15) months after the shareholders’ last annual meeting.

Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these Bylaws shall mean as required from time to time by Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes or the Articles of Incorporation of the Corporation), (i) may be called by the President or the Board of Directors; (ii) may be called by any officer or any shareholder if at any time the Corporation does not have any directors in office by reason of death or resignation or other circumstance; and (iii) shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the Board of Directors or by the President. Unless otherwise provided in the Articles of Incorporation, a written demand for a special meeting may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of demands sufficient in number to require the holding of a special meeting.

Section 3.3 Notices and Reports to Shareholders.

(a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting and to such other shareholders as are required by law to be given such notice. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in section 3.5 of these Bylaws. Notice of adjourned meetings need only be given if required by law or section 3.7 of these Bylaws.

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(b) In the event of any indemnification of or advancement of expenses to a director required by law to be reported to shareholders, the Corporation shall report the same to the shareholders with or before the notice of the next shareholders’ meeting.

(c) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Corporation shall give all shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

(d) Notice may be communicated in person, by mail, or other method of delivery, or by telephone, voice mail or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice by the Corporation to its shareholders, if in a comprehensible form, is effective according to one of the following: (i) upon deposit in the United States mail, if mailed post-paid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(e) Notice to a shareholder shall not be required to be given if either of the following applies: (i) notice of two (2) consecutive annual meetings, and all notices of meetings during the period between such two (2) consecutive annual meetings, have been sent to the shareholder at such shareholder’s address as shown on the records of the Corporation and have been returned undeliverable; or (ii) all, but not less than two (2), payments of dividends on securities during a twelve (12) month period, or two (2) consecutive payments of dividends on securities during a period of more than twelve (12) months, have been sent to the shareholder at such shareholder’s address as shown on the records of the Corporation and have been returned undeliverable. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder’s then-current address, the requirement that notice be given to such shareholder shall be reinstated.

Section 3.4 Waiver of Notice.

(a) Any shareholder may waive any notice required by law or these Bylaws if in writing and signed by any shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these Bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(b) A shareholder’s attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.5 Record Date. The Board of Directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders’ meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

Section 3.6 Shareholders’ List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person’s expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, or a shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

Section 3.7 Quorum.

(a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law or the Articles of Incorporation, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

(b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

Section 3.8 Organization.

(a) The President, or in the absence of the President, the Vice President designated by the President or Board, or in that Vice President’s absence, such person as the Board of Directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall call meetings of the shareholders to order and shall act as chairperson of such meetings.

(b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chairperson may appoint any person to act as secretary of the meeting.

Section 3.9 Voting of Shares.

(a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders have the right to cumulate their votes for directors by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates. A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent, or the shareholder’s attorney-in-fact authorized the electronic transmission.

(b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Corporation and those acting in a representative capacity as specified in section 3.10 of this Article, on the record date fixed by law or pursuant to the provisions of section 3.5 of these Bylaws.

(c) Absent special circumstances, the shares of the Corporation held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation. The foregoing does not limit the power of the Corporation to vote any shares held by the Corporation in a fiduciary capacity.

(d) Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder’s name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

(e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

Section 3.10 Voting by Proxy or Representative.

(a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer or agent authorized to tabulate votes. An appointment of a proxy is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form.

(b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

(c) A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that complies with section 8.2 of these Bylaws. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent, or the shareholder’s attorney-in-fact authorized the electronic transmission.

Section 3.11 Inspectors. The Board of Directors in advance of any meeting of shareholders may (but shall not be obligated to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairperson of any such meeting may, and on the request of any shareholder or the shareholder’s proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairperson. The inspectors shall register proxies; ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting; determine the existence of a quorum; determine the authenticity, validity and effect of proxies and ballots; receive votes, ballots, assents or consents; hear and determine all challenges and question in any way arising in connection with the vote; count all votes, assents, and consents; determine and announce the result; and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The maximum number of such inspectors appointed shall be three (3), and no inspector whether appointed by the Board of Directors or by the officer or person acting as chairperson need be a shareholder.

Section 3.12 Action Without Meeting. Except as otherwise set forth in this section 3.12, any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting or vote if one or more consents in writing setting forth the action taken shall be signed and dated by all of the shareholders entitled to vote on the action and are delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. Written consents from all of the shareholders must be obtained within sixty (60) days from the date of the earliest dated consent for such consents to be effective to take corporate action. If not otherwise fixed by law or in accordance with these Bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent. Written consents may be delivered to the Corporation by electronic transmission. A written consent may be revoked by a writing to that effect received by the Corporation before the date that the last shareholder signs the consent or consents.

Section 3.13 Conduct of Business. The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order. The chairperson shall also announce at the meeting when the polls close.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Qualifications and General Powers. No director is required to be an officer or employee or a shareholder of the Corporation or a resident of the State of Arizona, The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.2 Number of Directors: Tenure. The number of directors of the Corporation shall be such number as the Board of Directors shall at the time have designated. In the absence of any such designation, such number shall be three (3). Each director shall hold office until the next succeeding annual meeting and until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal. In case the number of directors is increased by thirty percent (30%) or less of the number of directors last approved by the shareholders, by amendment to these Bylaws by the Board of Directors or by resolution of the Board of Directors, the directorships to be filled by reason thereof may be filled by the affirmative vote of a majority of the directors, though less than a quorum of the Board of Directors. Any director so elected shall serve only until the next election of directors by the shareholders.

Section 4.3 Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in accordance with section 4.2 of these Bylaws. If at any meeting of the Board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

Section 4.4 Resignation. Any director of the Corporation may resign at any time by delivering written notice to the Board of Directors, its chairman, or the Corporation. The resignation of any director shall take effect upon delivery of notice thereof or at such later date as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Removal. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

Section 4.6 Vacancies. Any vacancy occurring in the Board of Directors through death, resignation, removal or any other cause, including an increase in the number of directors, may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill a vacancy by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected only until the next election of directors by the shareholders.

Section 4.7 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors, and the Board may fix the compensation of directors from time to time by resolution of the Board.

Section 4.8 Place of Meetings, etc. The Board of Directors may hold its meetings and keep the books and records of the Corporation (except that the record of its shareholders must also be kept at the places described in section 3.6 of these Bylaws) at such place or places within or without the State of Arizona, as the Board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9 Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business, Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

Section 4.10 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the Board.

Section 4.11 Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held whenever called by direction of the President or at least one-third (1/3) of the directors at the time being in office.

(b) Notice of each such meeting shall be communicated to each director at least two (2) days before the date on which the meeting is to be held, by mail, telegraph, cable, radio or wireless, or personally or by telephone. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

Section 4.12 Waiver of Notice. A director may waive any notice required by law or these Bylaws if in writing and signed by a director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these Bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.13 Director’s Assent Presumed. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.14 Order of Business.

(a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.

(b) At all meetings of the Board, the chairman of the meeting or in his or her absence, vice chairman, or in their absence the President, or in the President’s absence the Vice President designated by the President or Board, or otherwise the person designated by the vote of a majority of the directors present shall preside.

Section 4.15 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. Written consents may be delivered to the Corporation by electronic transmission. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation prior to the delivery to the Corporation of unrevoked written consents signed by all of the directors.

Section 4.16 Committees.

(a) The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, each committee to consist of two (2) or more directors appointed by the Board of Directors. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

(b) A committee of the Board shall not: (i) authorize distributions; (ii) approve or submit to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the Board of Directors of the Corporation or on any of its committees; provided, however, in the absence or disqualification of a member of a committee, the member or members present at a meeting and not disqualified from voting may unanimously appoint another director to act in place of the absent director; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (viii) authorize or approve the issuance, sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or an executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors; or (ix) fix the compensation of directors for serving on the Board or any committee of the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1 Executive Officers. The executive officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer and such other officers as may from time to time be elected by the Board of Directors. None of the officers need be directors. One person may hold the offices and perform the duties of any two (2) or more of said offices. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the Board of Directors and until his or her successor shall have been duly chosen and shall qualify, or until his or her death, or until he or she shall resign or shall have been removed.

Section 5.2 Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective time; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer may be removed at any time with or without cause by the Board of Directors.

Section 5.3 Powers and Duties of the President. Subject to control of the Board of Directors, the President shall have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. The President shall, when present, preside at all meetings of the shareholders. The President shall, when present, preside at all meetings of the Board of Directors. The President shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. The President shall have authority to sign, execute and acknowledge all stock certificates, contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the President may deem necessary or proper to be executed in the course of the Corporation’s regular business as authorized by the Board of Directors. The President may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation’s business. He or she shall have general supervision and direction of all of the other officers, employees and agents of the Corporation. He or she shall perform all duties incident to the office of President as herein defined, and all such other duties as from time to time may be assigned by the Board of Directors.

Section 5.4 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice President designated by the President or the Board, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the Board of Directors.

Section 5.5 Powers and Duties of the Secretary. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these Bylaws or as required by law; (c) be custodian of the corporate seal (if any), the stock certificate books and such other books, records and papers as the Board of Directors may direct, and see that the corporate seal (if any) is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal (if any) is duly authorized; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders’ meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors. Without limiting the foregoing, the Secretary shall be responsible for maintaining and authenticating the following records: (a) minutes of all meetings of the shareholders and Board of Directors; (b) all actions taken by the shareholders or Board of Directors without a meeting; (c) all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation; (d) articles or restated Articles of Incorporation and all amendments to them currently in effect; (e) bylaws or restated bylaws and all amendments to them currently in effect; (f) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing the relative rights, preferences and limitations if shares pursuant to those resolutions are outstanding; (g) all written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years; (h) list of names and business addresses of the current directors and officers; and (i) the Corporation’s most recent annual report filed with the Arizona Corporations Commission.

Section 5.6 Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the Board of Directors, all moneys that may come into the Treasurer’s hands for the Corporation’s account; (c) prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the Board of Directors.

Section 5.7 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

ARTICLE VI

SHARES ISSUANCE AND TRANSFER

Section 6.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, services performed or other securities of the Corporation. Neither promissory notes nor future services constitute valid consideration. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

Section 6.2 Certificates for Shares. Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

Section 6.3 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

Section 6.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

Section 6.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in section 6.8 of these Bylaws.

Section 6.6 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 6.7 Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 6.8 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the President or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the President or by resolution of the Board of Directors.

Section 7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. “Electronic signature” includes (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board.

Section 8.2 Electronic Transmissions. “Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.

Section 8.3 Corporate Seal. The Corporation shall not adopt an official seal.

Section 8.4 Fiscal Year. The fiscal year of the Corporation shall be from and include the first day of January to and including the last day of December.

Section 8.5 Corporate Records. The books and records of the Corporation shall be kept (except that the shareholder list must also be kept at the places described in section 3.6 of these Bylaws) at the principal office of the Corporation.

Section 8.6 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the President and any Vice President acting within the scope of his or her authority as provided in these Bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

Section 8.7 Shareholders’ Right to Information.

(a) Any shareholder who has been a holder of record of shares or of a voting trust beneficial interest therefor at least six (6) months immediately preceding its demand or will be the holder of record of or the holder of record of a voting trust beneficial interest for at least five percent (5%) of all of the outstanding shares of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation:

(i)	Articles or restated Articles of Incorporation and all amendments currently in effect;

(ii)	Bylaws or restated bylaws and all amendments currently in effect;

(iii)

Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)	Minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;

(v)	All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

(vi)	A list of the names and business addresses of the Corporation’s current directors and officers; and

(vii)	The Corporation’s most recent annual report delivered to the Arizona Corporations Commission.

Provided the shareholder shall have given the Corporation written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy.

(b) If (i) a shareholder makes a demand in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and (iii) the record requested is directly connected with the shareholder’s stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the shareholder gives the Corporation written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy any of the following:

(i)

Excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under paragraph (a) above;

(ii)	Accounting records of the Corporation;

(iii)	The record of shareholders of the Corporation; and

(iv)	The Corporation’s most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

(c) Within one hundred twenty (120) days after the close of each fiscal year, the Corporation shall, at its expense, mail or transmit to the shareholders the annual financial statements of the Corporation, including a balance sheet, an income statement and a statement of changes in shareholders’ equity (unless that information appears elsewhere in the financial statements). If the annual financial statements are reported upon by a public accountant, that report must accompany them. If the statements are not reported upon by a public accountant, then the statements shall be accompanied by a statement of the President or other person responsible for the Corporation’s accounting records that both: (i) states that person’s reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (ii) describes any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(d) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

Section 8.8 Inspection of Records by Directors. A director is entitled to inspect and copy the books, records, and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including any duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Indemnity. The Corporation shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is empowered to indemnify and advance expenses to a director by Article 5 of Chapter 8 of Title 10 of the Arizona Revised Statutes, as the same exists or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Corporation to provide broader indemnification than said law empowered the Corporation to provide prior to such amendment or change), against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except as provided in section 9.2 of these Bylaws with respect to proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditioned upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition.

The determination that a director has met the relevant standard of conduct shall be made in one of the following manners:

(a) By the Board of Directors, by a majority vote of the directors not at the time parties to the proceeding.

(b) By special legal counsel:

(i)	Selected by majority vote of the disinterested directors; or

(ii)	If there are no disinterested directors, selected by majority vote of the Board.

(c) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

A disinterested director is a director who, at the time of a vote referred to above, is neither a party to the proceeding nor an individual having a familial, financial, professional, or employment relationship with the director or officer whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

Approval or disapproval by the Corporation of any proposed settlement or other nonadjudicated disposition shall not subject the Corporation to any liability to or require indemnification or reimbursement of any party whom the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Article shall include the right to payment or reimbursement by the Corporation of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon (a) delivery to the Corporation of a written undertaking, by or on behalf of the person claiming indemnification under this Article, to repay all amounts so advanced if the director is not entitled to mandatory indemnification under Article 5 of Chapter 8 of Title 10 of the Arizona Revised Statutes and it is ultimately determined under Title 10 of the Arizona Revised Statutes that such person did not meet the relevant standard of conduct, and (b) delivery to the Corporation of a written affirmation of such person’s good faith belief that such person has met the relevant standard of conduct necessary to require indemnification by the Corporation pursuant to this Article or otherwise, or (the proceeding involved conduct for which liability has been eliminated under a provision of the Articles of Incorporation.

Section 9.2 Payment. Any indemnification or advancement of expenses required under this Article shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the person seeking indemnification or advancement of expenses as granted by this Article may at any time within the applicable statute of limitations bring suit against the Corporation in any court of competent jurisdiction to establish such person’s right to indemnity or advancement of expenses. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any action brought against the Corporation to compel indemnification (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article where the written affirmation of good faith or the undertaking to repay as required above has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 10-851 or 10-856 of the Arizona Revised Statutes, as applicable, but the burden of proving such defense shall be on the Corporation. Neither (a) the failure of the Corporation (including its Board of Directors, committee, special legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10-851 or 10-856 of the Arizona Revised Statutes, as applicable nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors, committee, special legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct. In the event that the applicable standard of conduct has been met as to some claims, actions, suits or proceedings, but not as to others, a person who has a right of indemnification pursuant to this Article shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the claim, action, suit or proceeding as to which the applicable standard has been met. Nothing contained in this section shall limit the obligation, duty or ability of the Corporation to indemnify such person as provided elsewhere in this Article.

Section 9.3 Contract. The provisions of this Article shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article and the relevant provisions of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes are in effect, and any repeal or modification of any such law or of this Article shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 9.4 Witnesses. The Corporation shall indemnify and advance expenses to any person who was or is a witness in or is threatened to be made a witness in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the same extent that such person would be entitled to indemnification and advancement of expenses under this Article if such person were, or were threatened to be made, a party to such claim, action, suit or proceeding, against reasonable expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

Section 9.5 Applicability. This Article shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a director or officer of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article, and such rights of indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, administrators and legal or personal representatives of such a person. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation to the maximum extent permitted by any applicable portion of this Article that shall not have been invalidated.

Section 9.6 Initiation of Claims. Notwithstanding anything in this Article to the contrary, except with respect to proceedings initiated to enforce rights of indemnification to which such person is entitled under this Article or otherwise, the Corporation shall indemnify any such person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 9.7 Insurance. The Corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes or otherwise. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The Corporation’s obligation to make indemnification and pay expenses pursuant to this Article shall be in excess of any insurance purchased and maintained by the Corporation and such insurance shall be primary. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Article are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the Corporation’s obligation to such person to make indemnification and pay expenses pursuant to this Article.

ARTICLE X

AMENDMENTS

Section 10.1 Amendments to Bylaws. These Bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify further particular provisions of the bylaws that shall not be amended or repealed by the Board of Directors.